U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

June 1, 2007

CROFF ENTERPRISES, INC.
(Name of small business issuer as specified in its charter)

Utah	000-16731	87-0233535

(State or other jurisdiction	(Commission	(I.R.S. Employer No.)
Identification of incorporation)	File Number)

3773 Cherry Drive North, Suite 1025, Denver, Colorado 80209
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (303) 383-1555

     ____________________________________________________________________
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Termination of Stock for Stock Equivalent Exchange Agreement:

Croff Enterprises, Inc. (hereafter “Croff” or the “Company”) announced today June 1, 2007, that it has terminated its Stock for Stock Equivalent Exchange Agreement with Taiyuan Rongan Business Trading Company Limited (hereafter “TRBT”), based upon the failure of TRBT to timely supply qualifying financial statements to complete the proxy process and to comply with reporting requirements of a public company. Croff did extend the possibility of renewed negotiations with TRBT if accounting issues could be resolved, but the agreement is terminated and no future negotiations are currently contemplated. Attached and incorporated is the termination letter sent from Croff to TRBT. Also attached is the Press Release announcing the termination. Any party wishing to obtain further information concerning this transaction may contact the corporate offices of Croff at 303-383-1555, or at Croff.com.

EXHIBITS:

99.1	Croff/TRBT Termination Letter.

99.2	Press Release

SIGNATURES

Dated this 1st day of June, 2007.	By:	/s/ Gerald L. Jensen
Gerald L. Jensen, President

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